SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 10, 2004

                            WHOLE FOODS MARKET, INC.
             (Exact name of registrant as specified in its charter)

Texas                              0-19797                   74-1989366
(State of                      (Commission File              (IRS employment
incorporation)                      Number)                  identification no.)

                        601 North Lamar Blvd., Suite 300
                               Austin, Texas 78703
                    (Address of principal executive offices)

               Registrant's telephone number, including area code:
                                  512-477-4455

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

|_|   Written communications pursuant to Rule 425 under the Securities Act

|_|   Soliciting material pursuant to Rule 14a-12 of the Exchange Act

|_|   Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

|_|   Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 2.02 Results of Operations and Financial Condition.

On November 10, 2004, the Company issued a press release announcing its results of operations for its fourth fiscal quarter ended September 26, 2004. A copy of the press release is furnished herewith as Exhibit 99.1.

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides information regarding Economic Value Added ("EVA") in the press release as additional information about its operating results. This measure is not in accordance with, or an alternative to, GAAP. The Company's management believes that this presentation provides useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses this measure for reviewing the financial results of the Company and for incentive compensation and capital planning purposes. The press release includes a tabular reconciliation of this non-GAAP financial measure to GAAP net income, which the Company believes to be the most directly comparable GAAP financial measure.

The information contained in the attached Exhibit 99.1 is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(c)   Exhibits.

         Exhibit 99.1 Whole Foods Market, Inc. press release, dated November 10, 2004.


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

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                WHOLE FOODS MARKET, INC.

Date: November 10, 2004                             By: /s/ Glenda Flanagan
                                                    ----------------------------
                                                    Glenda Flanagan,
                                                    Executive Vice President and
                                                    Chief Financial Officer


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